                                                                     EXHIBIT 4.5

                        [FORM OF REGISTERED SENIOR NOTE]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT, IS NOT AN OBLIGATION OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF BANK OF AMERICA CORPORATION AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

REGISTERED                                                   $_________________

NUMBER R _________                                           CUSIP 06050 _______

                           BANK OF AMERICA CORPORATION
                         ____% SENIOR NOTE, DUE ________

     BANK OF AMERICA CORPORATION, a Delaware corporation (herein called the "Corporation," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to _________________________ or registered assigns, the principal sum of _________________________________________ DOLLARS/1/ on ________________,
____/2/ and to pay interest on said principal sum, semi-annually/3/ in arrears on ____________ and __________ of each year, commencing ____________, at the rate of __% per annum/4/, from the ___________ or ___________, as the case may be, next preceding the date this Note to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of this Note, or unless no interest has been paid on the Notes, in which case from _________________, until

__________________________

/1/ This form provides for Notes denominated in, and principal and interest payable in, U.S. dollars. The form, as used, may be modified to provide, alternatively, for Notes denominated in, and principal and interest and other amounts, if any, payable in a foreign currency or currency unit, with the specific terms and provisions, including any limitations on the issuance of Notes in such currency, additional provisions regarding paying and other agents and additional provisions regarding the calculation and payment of such currency, set forth therein.
/2/ This form provides for Notes that will mature only on a specified date. If the maturity of Notes of a series may be renewed at the option of the holder, or extended at the option of the Corporation, the form, as used, will be modified to provide for additional terms relating to such renewal or extension, as the case may be, including the period or periods for which the maturity may be renewed or extended, as the case may be, changes in the interest rate, if any, and requirements for notice.
/3/ This form provides for semi-annual interest payments. The form, as used, may be modified to provide, alternatively, for annual, quarterly, or other periodic interest payments.
/4/ This form provides for interest at a fixed rate. The form, as used, may be modified to provide, alternatively, for interest at a variable rate or rates, with the method of determining such rate set forth therein.

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payment of such principal sum has been made or duly provided for.
Notwithstanding the foregoing, if the date hereof is after a record date for the Notes, (which shall be the close of business on the [last] [fifteenth] day of the calendar month next preceding an interest payment date) and before the next succeeding interest payment date, this Note shall bear interest from such interest payment date; provided, however, that if the Corporation shall default in the payment of interest due on such interest payment date, then this Note shall bear interest from the next preceding interest payment date to which interest has been paid, or, if no interest has been paid on the Notes, from ____________. Interest on this Note will accrue from the original issue date specified above until the principal amount is paid and will be computed on the basis of a [360-day year of twelve 30-day months]. Interest payments will equal the amount of interest accrued from, and including, the preceding interest payment date in respect of which interest has been paid or duly provided for (or from, and including, the original issue date specified above, if no interest has been paid or duly provided for) to, but excluding, the interest payment date or the maturity date, as the case may be. If the maturity date or an interest payment date falls on a day which is not a Business Day as defined below, principal of or interest payable with respect to such maturity date or interest payment date will be paid on the succeeding Business Day with the same force and effect as if made on such maturity date or interest payment date, as the case may be. The interest so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in such Indenture, be paid to the person in whose name this Note (or one or more predecessor Notes evidencing all or a portion of the same debt as this Note) is registered at the close of business on the record date for such interest payment date.

     The principal of and interest on this Note are payable in immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the office or agency of the Corporation in ____________________ or such other places that the Corporation shall designate as provided in such Indenture; provided, however, that interest may be paid, at the option of the Corporation, by check mailed to the person entitled thereto at his address last appearing on the registry books of the Corporation relating to the Notes. Notwithstanding the preceding sentence, payments of principal of and interest payable on the maturity date will be made by wire transfer of immediately available funds to a designated account maintained in the United States upon (i) receipt of written notice by the Issuing and Paying Agent (as described on the reverse hereof) from the registered holder hereof not less than one Business Day prior to the due date of such principal and (ii) presentation of this Note to the Issuing and Paying Agent, at the Bank of New York, 101 Barclay Street, New York, New York 10286. Any interest not punctually paid or duly provided for shall be payable as provided in such Indenture./5/ [As used herein, "Business Day" means any day that is not a Saturday or a Sunday, and that is (1) not a legal holiday in New York, New York or Charlotte, North Carolina, (2) not a day on which banking institutions in those cities or any other place of payment with respect to the Note are authorized or required by law or regulation to be closed, and (3) (i) if the Note is denominated in euro, a day on which the TransEuropean Real-Time Gross-Settlement Express Transfer, or "TARGET," System is in place; or (ii) if the Note is denominated in a specified currency other than United States dollars

______________________

/5/ This form does not contemplate the offer of Notes to United States Aliens (for United States federal income tax purposes). If Notes are offered to United States Aliens, the form of Note, as used, may be modified to provide for the payment of additional amounts to such United States Aliens or, if applicable, the redemption of such Notes in lieu of payment of such additional amounts.

or euro, a day on which banking institutions generally are authorized or obligated by law, regulation or obligated by executive order to close in the Principal Financial Center of the country of the specified currency.

     "Principal Financial Center" means:

     (1) the capital city of the country issuing the specified currency, except that with respect to United States dollars, Australian dollars, Canadian dollars, South African rand, and Swiss francs, the "Principal Financial Center" is New York, Sydney and Melbourne, Toronto, Johannesburg, and Zurich, respectively, or

     (2) the capital city of the country to which the LIBOR currency relates, except that with respect to is United States dollars, Australian dollars, Canadian dollars, South African rand, and Swiss francs, the "Principal Financial Center" is New York, Sydney, Toronto, Johannesburg, and Zurich, respectively.]

     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee or by an authenticating agent on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under such Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Corporation has caused this Instrument to be duly executed, by manual or facsimile signature, under its corporate seal or a facsimile thereof.

                           BANK OF AMERICA CORPORATION

                           By: _______________________________
[SEAL]                     Title: Senior Vice President

ATTEST:

By:______________________
   Assistant Secretary

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                          CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:_____________

                                         THE BANK OF NEW YORK,
                                         as Trustee

                                         By:__________________________
                                                 Authorized Signatory

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                                [Reverse of Note]

                           BANK OF AMERICA CORPORATION
                         ____% SENIOR NOTE, DUE ________

         This Note is one of a duly authorized series of Securities of the Corporation unlimited in aggregate principal amount issued and to be issued under an Indenture dated as of January 1, 1995 (herein called the "Indenture"), between the Corporation (successor to NationsBank Corporation) and The Bank of New York, as Trustee (successor in interest to U.S. Bank Trust National Association, as successor trustee to BankAmerica National Trust Company, herein called the "Trustee," which term includes any successor trustee under the Indenture), as supplemented by a First Supplemental Indenture dated as of September 18, 1998 and a Second Supplemental Indenture dated as of May 7, 2001, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Corporation, the Trustee and the holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. The series of which this Note is a part also is designated as the Corporation's __% Senior Notes, due ____ (herein called the "Notes"), initially in the principal amount of $____________________. [The amount of Notes of this series may be increased by the Corporation in the future.] The Trustee initially shall act as Security Registrar and Authenticating and Issuing and Paying Agent in connection with the Notes.

         This Note is not subject to any sinking fund.

         Except in those situations in which the Corporation may become obligated to pay additional amounts (as described herein), the Notes of this series are not subject to redemption at the option of the Corporation or repayment at the option of the holder prior to maturity./6/

         The provisions of Article Fourteen of the Indenture do not apply to Securities of this Series.

         [Subject to the exemptions and limitations set forth below, the Corporation will pay additional amounts to the beneficial owner of this Note that is a non-United States person in order to ensure that every net payment on such Note will not be less, due to payment of United States withholding tax, than the amount then due and payable. For this purpose, a "net payment" on the Note means a payment by the Corporation or any paying agent, including payment of principal and interest, after deduction for any present or future tax, assessment or other governmental charge of the United States. These additional amounts will constitute additional interest on the Note.

         The Corporation will not be required to pay additional amounts, however, in any of the circumstances described in items (1) through (13) below.

____________________
/6/ This form provides for Notes that are not subject to redemption at the option of the Corporation or repayment at the option of the holder. The form, as used, may be modified to provide, alternatively, for redemption at the option of the Corporation or repayment at the option of the holder, with the terms and conditions of such redemption or repayment, as the case may be, including provisions regarding sinking funds, if applicable, redemption prices, and notice periods, set forth therein.

     (1) Additional amounts will not be payable if a payment on the Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the Note:

         . having a relationship with the United States as a citizen, resident, or otherwise;

         . having had such a relationship in the past; or

         . being considered as having had such a relationship.

     (2) Additional amounts will not be payable if a payment on the Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the Note:

         . being treated as present in or engaged in a trade or business in the United States;

         . being treated as having been present in or engaged in a trade or business in the United States in the past;

         . having or having had a permanent establishment in the United States;
           or

         . having or having had a qualified business unit which has the United
           States dollar as its functional currency.

     (3) Additional amounts will not be payable if a payment on the Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the Note being or having been a:

         . personal holding company;

         . foreign personal holding company;

         . foreign private foundation or other foreign tax-exempt organization;

         . controlled foreign investment company; or

         . corporation which has accumulated earnings to avoid United States federal income tax.

     (4) Additional amounts will not be payable if a payment on the Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the Note owning or having owned, actually or constructively, 10% or more of the total combined voting power of all classes of the Corporation's stock entitled to vote;


     (5) Additional amounts will not be payable if a payment on the Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the Note being a bank extending credit pursuant to a loan agreement entered into in the ordinary course of business.

      For purposes of items (1) through (5) above, "beneficial owner" includes a fiduciary, settlor, partner, member, shareholder or beneficiary of the holder if the holder is an estate, trust, partnership, limited liability company, corporation, or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder.

      (6) Additional amounts will not be payable to any beneficial owner of the Note that is:

             . a fiduciary;

             . a partnership;

             . a limited liability company;

             . another fiscally transparent entity; or

             . not the sole beneficial owner of the Note, or any portion of the
               Note.

           However, this exception to the obligation to pay additional amounts will only apply to the extent that a beneficiary or settlor in relation to the fiduciary, or a beneficial owner, partner or member of the partnership, limited liability company, or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, partner, beneficial owner, or member received directly its beneficial or distributive share of the payment.

      (7) Additional amounts will not be payable if a payment on the Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the failure of the beneficial owner of the Note or any other person to comply with applicable certification, identification, documentation or other information reporting requirements. This exception to the obligation to pay additional amounts will apply only if compliance with such reporting requirements is required as a precondition to exemption from such tax, assessment or other governmental charge by statute or regulations of the United States or by an applicable income tax treaty to which the United States is a party.

      (8) Additional amounts will not be payable if a payment on the Note is reduced as a result of any tax, assessment, or other governmental charge that is collected or imposed by any method other than by withholding from a payment on the Note by the Corporation or any paying agent.

      (9) Additional amounts will not be payable if a payment on the Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later.

         (10) Additional amounts will not be payable if a payment on the Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the presentation by the beneficial owner of the Note for payment more than 30 days after the date on which such payment becomes due or is duly provided for, whichever occurs later.

         (11) Additional amounts will not be payable if a payment on the Note is reduced as result of any:

            .  estate tax;

            .  inheritance tax;

            .  gift tax;

            .  sales tax;

            .  excise tax;

            .  transfer tax;

            .  wealth tax;

            .  personal property tax; or

            .  any similar tax, assessment or other governmental charge.

         (12) Additional amounts will not be payable if a payment on the Note is reduced as a result of any tax, assessment, or other governmental charge required to be withheld by any paying agent from a payment of principal or interest on the Note if such payment can be made without such withholding by any other paying agent.

         (13) Additional amounts will not be payable if a payment on the Note is reduced as a result of any combination of items (1) through (12) above.]

         [The Notes of this series may be redeemed at the option of the Corporation in whole, but not in part, at any time, on giving not less than 30 nor more than 60 days' notice to the Trustee and the holders of the Notes, if the Corporation has or may become obliged to pay additional amounts as a result of any change in, or amendment to, the laws or regulations of the United States or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations after the date of this Note.

         Prior to the publication of any notice of redemption, the Corporation shall deliver to the Trustee a certificate signed by the Chief Financial Officer or a Senior Vice President of the Corporation stating that the Corporation is entitled to effect such redemption and setting forth a statement of facts showing the conditions precedent to the right to redeem.

     Notes so redeemed will be redeemed at 100% of their principal amount together with interest accrued up to (but excluding) the date of redemption.]

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Corporation relating to the Notes, upon surrender of this Note for registration of transfer at the office or agency of the Corporation designated by it pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Trustee or the Security Registrar duly executed by, the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes are issuable only as registered Notes without coupons in the denominations of $_______ and any integral multiple in excess thereof. As provided in the Indenture, and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the holder surrendering the same.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the registry books of the Corporation relating to the Notes, upon surrender of this Note for registration of transfer at the office or agency of the Corporation designated by it pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Trustee or the Security Registrar duly executed by, the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     No service charge will be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment for registration of transfer of this Note, the Corporation, the Trustee, the Issuing and Paying Agent, and any agent of the Corporation may treat the person in whose name this Note is registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Corporation, the Trustee, the Issuing and Paying Agent nor any such agent of the Corporation shall be affected by notice to the contrary.

     If an Event of Default (defined in the Indenture as (i) the Corporation's failure to pay the principal of (or premium, if any, on) any Notes when due, or to pay interest on the Notes within 30 days after the same becomes due, (ii) the Corporation's breach of its other covenants contained in this Note or in the Indenture, which breach is not cured within 90 days after written notice by the Trustee or the holders of at least 25% in outstanding principal amount of all Securities issued under the Indenture and affected thereby, and (iii) certain events involving the bankruptcy, insolvency or liquidation of the Corporation) shall occur with respect to the Notes, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the holders of the Notes under the Indenture at any time by the Corporation with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Notes then outstanding and all other Securities then outstanding under the Indenture and affected by such amendment and modification. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Notes then outstanding and all other Securities then outstanding under the Indenture and affected thereby, on behalf of the holders of all such Securities, to waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

     No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer, or director, as such, past, present, or future, of the Corporation or any predecessor or successor corporation, whether by virtue of any constitution, statute, or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for issue hereof, expressly waived and released.

     The Notes of this series shall be dated the date of their authentication.

     All terms used in this Note which are not defined herein, but are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     If the Notes are to be issued and outstanding pursuant to a book-entry system, the following paragraph is applicable: The Notes are being issued by means of a book-entry system with no physical distribution of certificates to be made except as provided in the Indenture. The book-entry system maintained by The Depository Trust Company ("DTC") will evidence ownership of the Notes, with transfers of ownership effected on the records of DTC and its participants pursuant to rules and procedures established by DTC and its participants. The Corporation will recognize Cede & Co., as nominee of DTC, while the registered holder of the Notes, as the owner of the Notes for all purposes, including payment of principal (premium, if any) and interest, notices, and voting. Transfer of principal (premium, if any) and interest to participants of DTC will be the responsibility of DTC, and transfer of principal (premium, if any) and interest to beneficial owners of the Notes by participants of DTC will be the responsibility of such participants and other nominees of such beneficial owners. So long as the book-entry system is in effect, the selection of any Notes to be redeemed will be determined by DTC pursuant to rules and procedures established by DTC and its participants. The Corporation will not be responsible or liable for such transfers or payments or for maintaining, supervising, or reviewing the records maintained by DTC, its participants, or persons acting through such participants.

     If the Notes may be settled through depositories located in Europe, the following paragraph is applicable: Transfers of Notes outside of the United States may be effected through the facilities of Clearstream Banking, societe anonyme, and Euroclear Bank, S.A./N.V., as operator of the Euroclear system, in accordance with the rules and procedures established by such depositories.

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of the within Note shall be construed as though they were written out in full according to applicable laws or regulations:

              TEN COM--         as tenants in common
              TEN ENT--         as tenants by the entireties
              JT TEN--          as joint tenants with right of survivorship and
                                not as tenants in common
              UNIF GIFT MIN ACT                   Custodian
                                ------------------------------------------------
                                      (Cust)                         (Minor)
                        Under Uniform Gifts to Minors Act
                          ____________________________
                                     (State)

     Additional abbreviations may also be used though not in the above list.

                          ___________________________

                                   ASSIGNMENT

        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


                   [PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
                        INCLUDING ZIP CODE, OF ASSIGNEE]


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Please Insert Social Security or Other
       Identifying Number of Assignee: ________________________________

the within Note and all rights thereunder, hereby irrevocably constituting and appointing _____________________________________ Attorney to transfer said Note on the books of the Corporation, with full power of substitution in the premises.

Dated: _______________________          ________________________________________

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed.